EXHIBIT 21

                          Subsidiaries of VIASOFT, Inc.


                                                              Jurisdiction
                                                                   of
                                                              Incorporation
                                                              -------------


VIASOFT International, Inc.                                   Delaware

         VIASOFT U.K. Limited*                                England

         VIASOFT International GmbH*                          Germany

         VIASOFT Pty. Ltd.*                                   Australia

         VIASOFT Benelux, S.A.*                               Belgium

VIASOFT de Mexico, S.A. de C.V.                               Mexico

VIASOFT (FSC), Ltd.                                           Barbados


         *Subsidiaries denoted with an asterisk are indirect subsidiaries of VIASOFT, Inc. and are owned directly by the subsidiary under which its name is listed.